                                                                                Exhibit 4.91
When Recorded Mail To:

James A. Tisckos
Central Illinois Public Service Company
607 East Adams Street
Springfield, IL 62739

Executed in 100 Counterparts, No.  .

Supplemental Indenture

dated October 1, 2004

Central Illinois Public Service Company

to

U.S. Bank National Association

and Patrick J. Crowley,
as trustees

(Supplemental to the Indenture of Mortgage or Deed of Trust
dated October 1, 1941, executed by Central Illinois Public Service Company to Continental Illinois National Bank and Trust Company of Chicago
and Edmond B. Stofft, as trustees)
(Providing for First Mortgage Bonds, Environmental Improvement Series 2004)

This instrument was prepared by Steven R. Sullivan, Senior Vice President Governmental/Regulatory Policy, General Counsel and Secretary of Central Illinois Public Service Company, One Ameren Plaza, 1901 Chouteau Avenue, St. Louis, Missouri 63103.

This Supplemental Indenture, dated October 1, 2004, made and entered into by and between Central Illinois Public Service Company, a corporation organized and existing under the laws of the State of Illinois (hereinafter commonly referred to as the “Company”), and U.S. Bank National Association (formerly U.S. Bank Trust National Association, formerly First Trust National Association, formerly First Trust of Illinois, National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, formerly Continental Bank, National Association and formerly Continental Illinois National Bank and Trust Company of Chicago), a national banking association having its office or place of business in the City of Chicago, Cook County, State of Illinois (hereinafter commonly referred to as the “Trustee”), and Patrick J. Crowley (successor Co-Trustee), of the City of Montvale, Bergen County, State of New Jersey, as Trustees under the Indenture of Mortgage or Deed of Trust dated October 1, 1941, heretofore executed and delivered by the Company to Continental Illinois National Bank and Trust Company of Chicago and Edmond B. Stofft, as Trustees, as amended by the Supplemental Indentures dated, respectively, September 1, 1947, January 1, 1949, February 1, 1952, September 1, 1952, June 1, 1954, February 1, 1958, January 1, 1959, May 1, 1963, May 1, 1964, June 1, 1965, May 1, 1967, April 1, 1970, April 1, 1971, September 1, 1971, May 1, 1972, December 1, 1973, March 1, 1974, April 1, 1975, October 1, 1976, November 1, 1976, October 1, 1978, August 1, 1979, February 1, 1980, February 1, 1986, May 15, 1992, July 1, 1992, September 15, 1992, April 1, 1993, June 1, 1995, March 15, 1997, June 1, 1997, December 1, 1998 and June 1, 2001, heretofore executed and delivered by the Company to the Trustees under said Indenture of Mortgage or Deed of Trust dated October 1, 1941; said Indenture of Mortgage or Deed of Trust dated October 1, 1941, as amended by said Supplemental Indentures, being hereinafter sometimes referred to as the “Indenture”; and said U.S. Bank National Association and Patrick J. Crowley, as such Trustees, being hereinafter sometimes referred to as the “Trustees” or the “Trustees under the Indenture”;

Witnesseth:

Whereas, the Company has determined, by resolutions duly adopted by its Board of Directors, to issue bonds of an additional series under and to be secured by the Indenture, as hereby amended, to be known and designated as First Mortgage Bonds, Environmental Improvement Series 2004 (hereinafter sometimes referred to as the “bonds of Environmental Improvement Series 2004” or the “bonds of said Series”), and the bonds of said Series shall be authorized, authenticated and issued only as registered bonds without coupons, and to execute and deliver this supplemental indenture, pursuant to the provisions of Article I, as amended, Section 6 of Article II and Article XVI of the Indenture, for the purpose of (1) creating and authorizing not to exceed $35,000,000 aggregate principal amount of bonds of Environmental Improvement Series 2004 and setting forth the form, terms, provisions and characteristics thereof, (2) modifying or amending certain provisions of the Indenture in the particulars and to the extent hereinafter specifically provided, and (3) specifically describing and conveying to the Trustees, upon the trusts and for the purposes of the Indenture, as hereby amended, certain additional properties which the Company has constructed or otherwise acquired subsequent to March 31, 2001, except property of the character expressly excepted or excluded from the lien of the Indenture by the terms thereof, and which are owned by the Company at the date of the execution hereof and are subject in any event to the lien and effect of the Indenture; and

Whereas, the Illinois Finance Authority (the “Authority”) has agreed to issue $35,000,000 in principal amount of its Environmental Improvement Revenue Refunding Bonds (AmerenCIPS Project) Series 2004 (the “Revenue Refunding Bond Series 2004”), pursuant to the provisions of an Indenture of Trust dated as of October 1, 2004 (the “Series 2004 Trust Indenture”) between the Authority and UMB Bank, N.A., as Trustee (said Trustee, or any successor trustee under the Series 2004 Trust Indenture, being hereinafter referred to as the “Trust Indenture Trustee”); and

Whereas, the proceeds of the Revenue Refunding Bonds Series 2004 will be loaned by the Authority to the Company pursuant to a Loan Agreement dated as of October 1, 2004 (the “Series 2004 Loan Agreement”) between the Authority and the Company, in order to finance the refunding of outstanding obligations incurred to finance a portion of the costs of certain pollution control facilities at the Coffeen and Newton coal fired electric generating stations located in the Illinois counties of Montgomery and Jasper, respectively, which stations are now owned by Ameren Energy Generating Company, an affiliate of the Company, and which facilities are described in Exhibit A to the Series 2004 Loan Agreement; and

Whereas, payments to be made by the Company pursuant to the Series 2004 Loan Agreement have been assigned by the Authority to the Trust Indenture Trustee in order to secure the payment of the Revenue Refunding Bonds Series 2004; and

Whereas, in order to secure the Company’s loan payment obligations under the Series 2004 Loan Agreement and to provide for the payment of principal, interest and premium, if any, in respect of the Revenue Refunding Bonds Series 2004, and in order to comply with the provisions of Section 4.08 of the Series 2004 Loan Agreement, the Company desires to issue its bonds of Environmental Improvement Series 2004 to the Trust Indenture Trustee in a principal amount equal to the principal amount of the Revenue Refunding Bonds Series 2004; and

Whereas, the execution and delivery by the Company of this supplemental indenture have been duly authorized by the Board of Directors of the Company; and the Company has requested, and hereby requests, the Trustees to enter into and join with the Company in the execution and delivery of this supplemental indenture; and

Whereas, the bonds of Environmental Improvement Series 2004 to be authorized, authenticated and issued only in the form of registered bonds without coupons, and the bonds of Environmental Improvement Series 2004 and the certificate of the Trustee thereon shall be substantially in the following form, to wit:

[FORM OF BOND]

No. _______$__________

Illinois Commerce Commission
Identification No.: Ill. C.C. No. 6337

Notwithstanding any provisions hereof or in the Indenture
this Bond is not assignable or transferable except as
permitted or required by Section 13.15 of the Indenture of Trust, dated as of October 1, 2004, hereinafter referred to.

Central Illinois Public Service Company
First Mortgage Bond, Environmental Improvement Series 2004

Original Issue Date	Dated Date*	Maturity Date	CUSIP
July 1, 2025

REGISTERED OWNER  ____________________________________________________________________________________________________

PRINCIPAL AMOUNT  ___________________________________________________________________________________________DOLLARS

Central Illinois Public Service Company, an Illinois corporation (hereinafter referred to as the “Company”), for value received, hereby promises to pay to the Registered Owner specified above, as trustee under the Series 2004 Trust Indenture hereinafter referred to, or registered assigns, the Principal Amount specified above on the Maturity Date specified above, subject to prior redemption and to pay to the Registered Owner interest on said sum from the Dated Date hereof, at the same interest rate or rates and on the same dates as the Revenue Refunding Bonds Series 2004 (hereinafter referred to) (as determined in accordance with the Series 2004 Trust Indenture referred to above), until said principal sum is paid, but in no event shall the interest rate exceed eighteen percent (18%) per annum. The interest so payable on any interest payment date will be paid, subject to certain exceptions provided in the Supplemental Indenture dated October 1, 2004, hereinafter referred to, to the Registered Owner at the close of business of the Trustee hereinafter referred to on the business day immediately preceding the interest payment date. Both the principal of and the interest on this bond shall be payable in immediately available funds at the office or agency of the Trust Indenture Trustee hereinafter

___________________
*    To be completed in accordance with the terms of Section 1.1 of Article I hereof.

 referred to, in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts.

Under an Indenture of Trust dated as of October 1, 2004 (the “Series 2004 Trust Indenture”) between the Illinois Finance Authority (the “Authority”) and UMB Bank, N.A., as trustee (the “Trust Indenture Trustee”), the Authority will issue, concurrently with the issuance of this bond, an issue of Bonds under the Series 2004 Trust Indenture entitled “Environmental Improvement Revenue Refunding Bonds (AmerenCIPS Project) Series 2004” (the “Revenue Refunding Bonds Series 2004”). The proceeds of the Revenue Refunding Bonds Series 2004 will be loaned by the Authority to the Company pursuant to a Loan Agreement dated as of October 1, 2004 (the “Series 2004 Loan Agreement”) between the Authority and the Company. Pursuant to Section 4.08 of the Series 2004 Loan Agreement, this bond is issued to the Trust Indenture Trustee to secure any and all obligations of the Company under the Series 2004 Loan Agreement relating to the Revenue Refunding Bonds Series 2004. Payment of principal of, or premium, if any or interest on, the Revenue Refunding Bonds Series 2004 shall constitute payments on this bond as further provided herein and in the Supplemental Indenture dated October 1, 2004 pursuant to which this bond has been issued (the “Supplemental Indenture”).

Upon any payment of the principal of, premium, if any, and interest on, all or any portion of the Revenue Refunding Bonds Series 2004, whether at maturity or prior to maturity by redemption or otherwise or upon provision for the payment thereof having been made in accordance with Section 8.01 of the Series 2004 Trust Indenture, bonds of Environmental Improvement Series 2004 in a principal amount equal to the principal amount of such Revenue Refunding Bonds Series 2004 and having both a corresponding maturity date and interest rate shall, to the extent of such payment of principal, premium, if any, and interest, be deemed paid and the obligation of the Company thereunder to make such payment shall be discharged to such extent and, in the case of the payment of principal (and premium, if any), such bonds shall be surrendered to the Trustee (as hereinafter defined) for delivery to the Company for cancellation as provided in Section 8.02 of the Series 2004 Trust Indenture. The Trustee may at anytime and all times conclusively assume that the obligation of the Company to make payments with respect to the principal of and premium, if any, and interest on the Revenue Refunding Bonds Series 2004, so far as such payments at the time have become due, has been fully satisfied and discharged pursuant to the foregoing sentence unless and until the Trustee shall have received a written notice from the Trust Indenture Trustee signed by one of its officers stating (i) that timely payment of principal, or premium or interest on, the Revenue Refunding Bonds Series 2004 has not been made, (ii) that the Company is in arrears as to the payments required to be made by it to the Trust Indenture Trustee pursuant to the Series 2004 Trust Indenture, and (iii) the amount of the arrearage.

This bond is one of the bonds issued and to be issued from time to time under and in accordance with and all secured by the indenture of mortgage or deed of trust dated October 1, 1941, executed and delivered by the Company to U.S. Bank National Association (formerly U.S. Bank Trust National Association, formerly First Trust National Association, formerly First Trust of Illinois, National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, formerly Continental Bank, National Association and formerly Continental Illinois National Bank and Trust Company of Chicago and hereinafter referred to as the “Trustee”) and Edmond B. Stofft, as Trustees, and the various indentures supplemental thereto, including the Supplemental Indenture pursuant to which $35,000,000 in aggregate principal amount of the First Mortgage Bonds, Environmental Improvement Series 2004 are authorized, each executed and delivered by the Company to the Trustees under said indenture of mortgage or deed of trust dated October 1, 1941, prior to the authentication of this bond (said indenture of mortgage or deed of trust and said supplemental indentures being hereinafter referred to, collectively, as the “Indenture”); and said U.S. Bank National Association and Patrick J. Crowley (successor Co-Trustee) being now the Trustees under the Indenture. Reference to the Indenture and to all supplemental indentures, if any, hereafter executed pursuant to the Indenture is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security and the rights of the holders and Registered Owners of said bonds and of the Trustees and of the Company in respect of such security. By the terms of the Indenture the bonds to be secured thereby are issuable in series, which may vary as to date, amount, date of maturity, rate of interest, redemption provisions, medium of payment and in other respects as in the Indenture provided.

This bond is not redeemable except on the respective dates, in the respective principal amounts and for the respective redemption prices that correspond to the redemption dates for, the principal amounts to be redeemed of, and the redemption prices for, the Revenue Refunding Bonds Series 2004, and except upon written demand of the Trust Indenture Trustee following the occurrence of an Event of Default under the Series 2004 Trust Indenture and the acceleration of the Revenue Refunding Bonds Series 2004, as provided in Section 9.02 of the Series 2004 Trust Indenture.

In case of certain events of default specified in the Indenture, the principal of this bond may be declared or may become due and payable in the manner and with the effect provided in the Indenture. No recourse shall be had for the payment of the principal of or interest on this bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture or any indenture supplemental thereto, to or against any incorporator, stockholder, officer or director, past, present or future, of the Company, or of any predecessor or successor corporation, either directly or through the Company, or such predecessor or successor corporation, under any constitution or statute or rule of law, or by the enforcement of any assessment, penalty, or otherwise, all such liability of incorporators, stockholders, directors and officers being waived and released by the Registered Owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Indenture.

This bond shall not be assignable or transferable except as permitted or required by Section 13.15 of the Series 2004 Trust Indenture. This bond is exchangeable by the Registered Owner hereof, in person or by attorney duly authorized, at the principal office or place of business of the Trustee under the Indenture, upon the surrender and cancellation of this bond and the payment of any stamp tax or other governmental charge, and upon any such exchange a new registered bond or bonds without coupons, of the same series and maturity and for the same aggregate principal amount, will be issued in exchange heretofore; provided, that the Company shall not be required to exchange any bonds of Environmental Improvement Series 2004 for a period of ten (10) days next preceding an Interest Payment Date with respect to such bonds.

As provided in Section 8.02 of the Series 2004 Trust Indenture, from and after the Release Date (as defined in the Series 2004 Trust Indenture), the obligations of the Company with respect to this bond shall be deemed to be satisfied and discharged, this bond shall cease to secure in any manner any Revenue Refunding Bonds Series 2004 outstanding under the Series 2004 Trust Indenture, and, pursuant to Section 8.02 of the Series 2004 Trust Indenture, the Trust Indenture Trustee shall forthwith deliver this bond to the Company for cancellation.

This bond shall not be valid or become obligatory for any purpose unless and until it shall have been authenticated by the execution by the Trustee or its successor in trust under the Indenture of the Trustee’s Certificate endorsed hereon.

In Witness Whereof, Central Illinois Public Service Company has caused this bond to be executed in its name by the manual or facsimile signature of its President or one of its Vice-Presidents, and its corporate seal or a facsimile thereof to be affixed or imprinted hereon and attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries.

Central Illinois Public Service Company

By ______________________________
          President

Attest:

By_____________________________
        Secretary

This bond is one of the bonds of the series designated therein, described in the within mentioned Indenture.

U.S. Bank National Association, as Trustee

By_______________________________
       Authorized Officer

[END OF FORM OF BOND]

Now, Therefore, in consideration of the premises and of the sum of One Dollar ($1.00) duly paid by the Trustees to the Company, and of other good and valuable considerations, the receipt whereof is hereby acknowledged, and for the purpose of further assuring to the Trustees under the Indenture their title to, or lien upon, the property hereinafter described, under and pursuant to the terms of the Indenture, as hereby amended, and for the purpose of further securing the due and punctual payment of the principal of and interest and the premium, if any, on all bonds which have been heretofore or shall be hereafter issued under the Indenture and indentures supplemental thereto and which shall be at any time outstanding thereunder and secured thereby and $35,000,000 aggregate principal amount of the Environmental Improvement Series 2004, and for the purpose of securing the faithful performance and observance of all the covenants and conditions set forth in the Indenture and/or in any indenture supplemental thereto, the Company has given, granted, bargained, sold, transferred, assigned, pledged, mortgaged, warranted the title to and conveyed, and by these presents does give, grant, bargain, sell, transfer, assign, pledge, mortgage, warrant the title to and convey unto U.S. Bank National Association and Patrick J. Crowley, as Trustees under the Indenture as therein provided, and their successors in the trusts thereby created, and to their assigns, all the right, title and interest of the Company in and to any and all premises, plants, property, leases and leaseholds, franchises, permits, rights and powers, of every kind and description, real and personal, which have been acquired by the Company through construction, purchase, consolidation or merger, or otherwise, subsequent to March 31, 2001, and which are owned by the Company at the date of the execution hereof, together with the rents, issues, products and profits therefrom, excepting, however, and there is hereby expressly reserved and excluded from the lien and effect of the Indenture and of this supplemental indenture, all right, title and interest of the Company, now owned, in and to (a) all cash, bonds, shares of stock, obligations and other securities not deposited with the Trustee or Trustees under the Indenture, and (b) all accounts and bills receivable, judgments (other than for the recovery of real property or establishing a lien or charge thereon or right therein) and chooses in action not specifically assigned to and pledged with the Trustee or Trustees under the Indenture, and (c) all personal property acquired or manufactured by the Company for sale, lease, rental or consumption in the ordinary course of business, and (d) the last day of each of the demised terms created by any lease of property leased to the Company and under each and every renewal of any such lease, the last day of each and every such demised term being hereby expressly reserved to and by the Company, and (e) all gas, oil and other minerals now or hereafter existing upon, within or under any real estate of the Company subject to, or hereby subjected to, the lien of the Indenture.

Without in any way limiting or restricting the generality of the foregoing description or the foregoing exceptions and reservations, the Company hereby expressly gives, grants, bargains, sells, transfers, assigns, pledges, mortgages, warrants the title to and conveys unto said U.S. Bank National Association and Patrick J. Crowley, as Trustees under the Indenture, and unto their successor or successors in trust, and their assigns, under the trusts and for the purposes of the Indenture, as hereby amended, the properties described in Schedule A to this supplemental indenture, which is incorporated herein by reference with the same force and effect as if set forth at length herein, and which properties have been acquired by the Company, through construction, purchase, consolidation or merger, or otherwise, subsequent to March 31, 2001 (except as otherwise indicated in said Schedule A), and which are owned by the Company at the date of the execution hereof together with the tenements, hereditaments and appurtenances thereunto belonging or appertaining, to have and to hold all said property, rights and interests forever, but in trust, nevertheless, upon the trusts, for the purposes and subject to all the terms, conditions, provisions and restrictions of the Indenture, as hereby amended.

And upon the considerations and for the purposes aforesaid, and in order to provide, pursuant to the terms of the Indenture, for the issuance under the Indenture, as hereby amended, of bonds of Environmental Improvement Series 2004 and to fix the terms, provisions and characteristics of the bonds of Environmental Improvement Series 2004, and to modify or amend the Indenture in the particulars and to the extent hereinafter in this supplemental indenture specifically provided, the Company hereby covenants and agrees with the Trustees as follows:

Article I

Section 1.1.  A series of bonds issuable under the Indenture, as hereby amended, to be known and designated as “First Mortgage Bonds, Environmental Improvement Series 2004” and which shall be executed, authenticated and issued only in the form of registered bonds without coupons, is hereby created and authorized. The bonds of Environmental Improvement Series 2004 and the Trustee’s Certificate to be endorsed thereon shall be substantially in the form thereof hereinbefore recited. Each bond of Environmental Improvement Series 2004 is to be issued and registered in the name of UMB Bank, N.A., as trustee, or a successor trustee (said trustee or any successor trustee being hereinafter referred to as the “Trust Indenture Trustee”), under the Indenture of Trust dated as of October 1, 2004 between the Illinois Finance Authority (the “Authority”) and the Trust Indenture Trustee (the “Series 2004 Trust Indenture”), to secure any and all obligations of the Company under the Series 2004 Loan Agreement relating to the Revenue Refunding Bond Series 2004. Each bond of Environmental Improvement Series 2004 shall be dated as of the Interest Payment Date thereof to which interest was paid next preceding the date of issue, unless (a) issued on an Interest Payment Date thereof to which interest was paid, in which event it shall be dated as of such issue date, or (b) issued prior to the occurrence of the first Interest Payment Date thereof to which interest was paid, in which event it shall be dated the Original Issue Date specified in the form of bond. The bonds of Environmental Improvement Series 2004 shall be due and payable in the principal amount and on the Maturity Date specified below, subject to prior redemption, shall bear interest from the date thereof at the interest rate or rates (as determined in accordance with the Series 2004 Trust Indenture referred to above), but in no event shall the interest rate exceed eighteen percent (18%) per annum payable, on the Interest Payment Dates as determined in accordance with the Series 2004 Trust Indenture referred to in the form of bond to the Registered Owner as specified on the registry books of the Trustee at the close of business of the Trustee on the applicable Record Date as provided in Section 3 of this Article I.
Series	Maturity Date	Principal Amount	Interest Rate
2004	July 1, 2025	$35,000,000	*

The bonds of Environmental Improvement Series 2004 shall be payable, as to both principal and interest, in immediately available funds, at the office or agency of the Trust Indenture Trustee, in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts.

______________________
*    As determined in accordance with the Series 2004 Trust Indenture.

Section 1.2.  Anything contained in Section 14 of Article I of the Indenture, or elsewhere in the Indenture, to the contrary notwithstanding, only the person in whose name any of the bonds of Environmental Improvement Series 2004 is registered (the “Registered Owner”) at the close of business on any Record Date, as hereinafter defined, with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date notwithstanding the cancellation of such bonds upon any transfer or exchange subsequent to the Record Date and prior to such Interest Payment Date; provided, however, that if and to the extent the Company shall default in the payment of the interest due on such Interest Payment Date, such defaulted interest shall be paid to the persons in whose names outstanding bonds of Environmental Improvement Series 2004 are registered on the Record Date to be established by the Trustee for payment of such defaulted interest.

Upon any payment of the principal of, premium, if any, and interest on, all or any portion of the Revenue Refunding Bonds Series 2004, whether at maturity or prior to maturity by redemption or otherwise or upon provision for the payment thereof having been made in accordance with Section 8.01 of the Series 2004 Trust Indenture, bonds of Environmental Improvement Series 2004 in a principal amount equal to the principal amount of such Revenue Refunding Bonds Series 2004 and having both a corresponding maturity date and interest rate shall, to the extent of such payment of principal, premium, if any, and interest, be deemed paid and the obligation of the Company thereunder to make such payment shall be discharged to such extent and, in the case of the payment of principal (and premium, if any), such bonds of Environmental Improvement Series 2004 shall be surrendered to the Trustee for delivery to the Company for cancellation as provided in Section 8.02 of the Series 2004 Trust Indenture. The Trustee may at anytime and all times conclusively assume that the obligation of the Company to make payments with respect to the principal of and premium, if any, and interest on the Revenue Refunding Bonds Series 2004, so far as such payments at the time have become due, has been fully satisfied and discharged pursuant to the foregoing sentence unless and until the Trustee shall have received a written notice from the Trust Indenture Trustee signed by one of its officers stating (i) the timely payment of principal, or premium or interest on, the Revenue Refunding Bonds Series 2004 has not been made, (ii) that the Company is in arrears as to the payments required to be made by it to the Trust Indenture Trustee pursuant to the Series 2004 Trust Indenture, and (iii) the amount of the arrearage.

Section 1.3.  The term “Record Date” as used herein with respect to any Interest Payment Date (other than an Interest Payment Date for the payment of defaulted interest) shall mean the applicable Record Date, next preceding such Interest Payment Date, as determined in accordance with the Series 2004 Trust Indenture referred to in the form of bond, or, if such Record Date shall be a legal holiday or a day on which banking institutions in the City of Chicago, Illinois, are authorized by law to close, then the next preceding day which shall not be a legal holiday or a day on which such institutions are so authorized to close.

Section 1.4.  The bonds of Environmental Improvement Series 2004 are not redeemable except on the respective dates, in the respective principal amounts and for the respective redemption prices that correspond to the redemption dates for, the principal amounts to be redeemed of, and the redemption prices for, the Revenue Refunding Bonds Series 2004, and except as set forth in Section 1.5 hereof.

In the event that the Company redeems any Revenue Refunding Bonds Series 2004 bonds prior to maturity in accordance with the provisions of the Series 2004 Trust Indenture, the Trust Indenture Trustee shall on the same date deliver to the Company the bonds of Environmental Improvement Series 2004 in principal amounts corresponding to the Revenue Refunding Bonds Series 2004 so redeemed, as provided in Section 8.02 of the Series 2004 Trust Indenture. The Company agrees to give the Trust Indenture Trustee notice of any such redemption of the Revenue Refunding Bonds Series 2004 on or before the date fixed for any such redemption.

Section 1.5.  Upon the occurrence of an Event of Default under the Series 2004 Trust Indenture and the acceleration of the Revenue Refunding Bonds Series 2004, the bonds of Environmental Improvement Series 2004 shall be redeemable in whole upon receipt by the Trustee of a written demand (hereinafter called a “Redemption Demand”) from the Trust Indenture Trustee stating that there has occurred under the Series 2004 Trust Indenture both an Event of Default and a declaration of acceleration of payment of principal, accrued interest and premium, if any, on the Revenue Refunding Bonds Series 2004 specifying the last date to which interest on such Revenue Refunding Bonds Series 2004 has been paid (such date being hereinafter referred to as the “Initial Interest Accrual Date”) and demanding redemption of the bonds of Environmental Improvement Series 2004. The Company waives any right it may have to prior notice of such redemption under the Indenture. Upon surrender of the bonds of Environmental Improvement Series 2004 by the Trust Indenture Trustee to the Trustee, the bonds of Environmental Improvement Series 2004 shall be redeemed at a redemption price equal to the principal amount thereof plus accrued interest thereon from the Initial Interest Accrual Date to the date of the Redemption Demand; provided, however, that in the event of a rescission or annulment of acceleration of Revenue Refunding Bonds Series 2004 pursuant to Section 9.02(b) of the Series 2004 Trust Indenture, then any Redemption Demand shall thereby deemed to be rescinded by the Trust Indenture Trustee although no such rescission or annulment shall extend to or affect any subsequent default or impair any right consequent thereon.

Section 1.6.  The bonds of Environmental Improvement Series 2004 shall not be assignable or transferable except as permitted by Section 13.15 of the Series 2004 Trust Indenture. Any such transfer shall be effected at the principal office or place of business of the Trustee under the Indenture. The bonds of Environmental Improvement Series 2004 are exchangeable by the Registered Owner thereof, in person or by attorney duly authorized, at the principal office or place of business of the Trustee under the Indenture, upon the surrender and cancellation of said bonds and the payment of any stamp tax or other governmental charge, and upon any such exchange a new registered bond or bonds without coupons, of the same series and maturity and for the same aggregate principal amount, will be the same series and maturity and for the same aggregate principal amount, will be issued in exchange theretofore; and provided, that the Company shall not be required to exchange any bonds of Environmental Improvement Series 2004 for a period of ten (10) days next preceding an Interest Payment Date with respect to bonds of Environmental Improvement Series 2004.

The bonds of Environmental Improvement Series 2004 shall, from time to time, be executed on behalf of the Company and sealed with the corporate seal of the Company, all in the manner provided or permitted by Section 6 of Article I of the Indenture, as follows:

(a)   bonds of Environmental Improvement Series 2004 executed on behalf of the Company by its President or a Vice-President and/or by its
Secretary or an Assistant Secretary may be so executed by the facsimile signature of such President or Vice-President and/or of such Secretary or Assistant Secretary, as the case may be, of the Company, or of any person or persons who shall have been such officer or officers, as the case may be, of the Company on or subsequent to the date of this supplemental indenture, notwithstanding that he or they may have ceased to be such officer or officers of the Company at the time of the actual execution, authentication, issue or delivery of any of such bonds, and any such facsimile signature or signatures of any such officer or officers on any such bonds shall constitute execution of such bonds on behalf of the Company by such officer or officers of the Company for the purposes of the Indenture, as hereby amended, and shall be valid and effective for all purposes, provided that all bonds shall always be executed on behalf of the Company by the signature, manual or facsimile, of its President or a Vice-President and of its Secretary or an Assistant Secretary, and provided, further, that none of such bonds shall be executed on behalf of the Company by the same officer or person acting in more than one capacity; and

   (b)   such corporate seal of the Company may be a facsimile, and any bonds of Environmental Improvement Series 2004 on which such facsimile seal shall be affixed, impressed, imprinted or reproduced shall be deemed to be sealed with the corporate seal of the Company for the purposes of the Indenture, as hereby amended, and such facsimile seal shall be valid and effective for all purposes.

Section 1.7.  As provided in Section 8.02 of the Series 2004 Trust Indenture, from and after the Release Date (as defined in the Series 2004 Trust Indenture), the obligations of the Company with respect to the bonds of Environmental Improvement Series 2004 shall be deemed to be satisfied and discharged, the bonds of Environmental Improvement Series 2004 shall cease to secure in any manner any bonds of Revenue Refunding Bonds Series 2004 outstanding under the Series 2004 Trust Indenture, and, pursuant to Section 8.02 of the Series 2004 Trust Indenture, the Trust Indenture Trustee shall forthwith deliver the bonds of Environmental Improvement Series 2004 to the Company for cancellation.

Article II

Section 2.1.  Sections 10 and 16 of Article III of the Indenture are, and each of them is, hereby amended by striking out the words “Series X through Series Z, Series 1995-1, Series 1997-1, Series 1997-2, Senior Notes Series AA-1, Senior Notes Series AA-2 and Senior Notes Series BB” wherever the same occur in each of said sections, and by inserting, in lieu thereof, the words “Series 1995-1, Series 1997-2, Senior Notes Series AA-1, Senior Notes Series AA-2, Senior Notes Series BB and Environmental Improvement Series 2004” and the Company hereby covenants and agrees to observe and comply with the provisions of said sections as hereby amended.

Article III

Section 3.1.  The provisions of this supplemental indenture shall become and be effective from and after the execution hereof, and the Indenture, as hereby amended, shall remain in full force and effect.

Section 3.2.  Each reference in the Indenture, or in this supplemental indenture, to any article, section, term or provision of the Indenture shall mean and be deemed to refer to such article, section, term or provision of the Indenture, as hereby amended, except where the context otherwise indicates.

Section 3.3.  All the covenants, provisions, stipulations and agreements in this supplemental indenture contained are and shall be for the sole and exclusive benefit of the parties hereto, their successors and assigns, and of the holders and Registered Owners from time to time of the bonds of Environmental Improvement Series 2004 and of the coupons issued and outstanding from time to time under and secured by the Indenture, as hereby amended, and the Trust Indenture Trustee, for the benefit of the holder or holders of the Revenue Refunding Bonds Series 2004.

This supplemental indenture has been executed in a number of identical counterparts, each of which so executed shall be deemed to be an original.

At the time of the execution of this supplemental indenture, the aggregate principal amount of all indebtedness of the Company outstanding, or to be presently outstanding, under and secured by the Indenture, as hereby amended, is $340,000,000, evidenced by First Mortgage Bonds of the series listed below, issued by the Company under said Indenture and now outstanding or to be presently issued by it under said Indenture, as follows:

			Principal
Series	Interest Rate (%)	Maturity Date	Amount ($)

1995-1	6.49	June 1, 2005	20,000,000
1997-2	7.05	June 1, 2006	20,000,000
1997-2	7.61	June 1, 2017	40,000,000
Senior Notes AA-1	5.375	December 15, 2008
Senior Notes AA-2	6.125%	December 15, 2028	60,000,000
Senior Notes BB	6.625%	June 15, 2011	150,000,000
Series 2004	*	July 1, 2025	35,000,000 (a)

	Total........		340,000,000

_______________________________________
*   As determined in accordance with the Series 2004 Trust Indenture.
    (a) To be presently issued by the Company under said Indenture.

In Witness Whereof, said Central Illinois Public Service Company has caused this instrument to be executed in its corporate name by its President or a Vice President and its corporate seal or a facsimile thereof to be hereunto affixed and to be attested by its Secretary or an Assistant Secretary, and said U.S. Bank National Association, for the purpose of entering into and joining with the Company in the execution of this supplemental indenture, has caused this instrument to be executed in its corporate name by one of its Vice Presidents and its corporate seal to be hereunto affixed and to be attested by one of its Assistant Vice Presidents, and said Patrick J. Crowley, for the purpose of entering into and joining with the Company in the execution of this supplemental indenture, has signed and sealed this instrument; all as of the day and year first above written.

Central Illinois Public Service Company

By: /s/ Jerre E. Birdsong
Jerre E. Birdsong
Vice President and Treasurer
(Corporate Seal)

Attest:

By /s/ G.L. Waters
G.L. Waters
Assistant Secretary

U.S. Bank National Association

By: /s/ James P. Vellanti
James P. Vellanti
Vice President
(Corporate Seal)

Attest:

By /s/ Cheryl L. Clarke
Cheryl L. Clarke
Assistant Vice President
      /s/ Patrick J. Crowley                                  (SEAL)
          Patrick J. Crowley

State of Missouri          )
)  SS
City of St. Louis           )

I, Carolyn J. Shannon, a Notary Public, do hereby certify that Jerre E. Birdsong, Vice President and Treasurer of Central Illinois Public Service Company, a corporation organized and existing under the laws of the State of Illinois, and G.L. Waters, Assistant Secretary of said corporation, who are both personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such officers, respectively, of said corporation, and who are both personally known to me to be such officers, appeared before me this day in person and severally acknowledged that they signed, sealed and delivered said instrument as their free and voluntary act as such officers, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

Given under my hand and official seal this 9th day of November, 2004, in the City and State aforesaid.

/s/ Carolyn J. Shannon
                        Notary Public

(Notarial Seal)

State of New York             )
) SS
County of New York         )

I, Patricia V. Cowart, a Notary Public in and for New York County in the State aforesaid, do hereby certify that:

James P. Vellanti, a Vice President of U.S. Bank National Association, a national banking association, and Stacey A. Pagliaro, an Assistant Vice President of said association, who are both personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such officers, respectively, of said association, and who are both personally known to me to be such officers, appeared before me this day in person and severally acknowledged that they signed, sealed and delivered said instrument as their free and voluntary act as such officers, and as the free and voluntary act of said association, for the uses and purposes therein set forth.

Given under my hand and official seal this 10th day of November, 2004.

/s/ Patricia V. Cowart
Patricia V. Cowart
Notary Public
(Notarial Seal)

State of New York             )
)SS
County of New York         )

I, Sima Glater, a Notary Public in and for New York County in the State aforesaid, do hereby certify that:

Patrick J. Crowley, personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he signed, sealed and delivered said instrument as his free and voluntary act, for the uses and purposes therein set forth.

Given under my hand and official seal this 10th day of November, 2004.

/s/ Sima Glater
Sima Glater
Notary Public
(Notarial Seal)

Schedule A

To the Supplemental Indenture dated October 1, 2004

of Central Illinois Public Service Company to

U.S. Bank National Association and

Patrick J. Crowley as trustees

The properties of the Company acquired through construction, purchase, consolidation or merger or otherwise subsequent to March 31, 2001 and prior to June 1, 2004 referred to in the foregoing Supplemental Indenture, located in the counties of Adams, Brown, Calhoun, Champaign, Christian, Clay, Coles, Edgar, Effingham, Fulton, Jasper, Mason, McDonough, Menard, Sangamon, and Williamson in the State of Illinois as described as follows:

First. The following described electric substation of the Company located in, or in the vicinity of, the following community located in the State of Illinois:

Location
Community	County	KVA
Flora	Clay	5,250

Second. The following described gas distribution mains of the Company located in the State of Illinois, as follows:

LOCATION		APPROXIMATE LENGTH IN FEET
COMMUNITY	COUNTY
Marion	Williamson	13,569
Breeds	Fulton	21,527
Smithfield	Fulton	2,973
Hardin	Calhoun	3,870
Quincy	Adams	16,651
Havana	Mason	11,907
Macomb	McDonough	3,437
New Berlin	Sangamon	3,016
Forest City	Mason	26,767
Petersburg	Menard	3,659
Athens	Menard	4,265
Mattoon	Coles	7,540
Paris	Edgar	5,540
Kincaid	Christian	3,451
Effingham	Effingham	9,737
Mt Sterling	Brown	2,700
Newton	Jasper	5,020
Cantrall- Andrew	Sangamon	6,056

Third. The following described real estate situated in Clay County, Illinois (Property Index Number: 13-01-100-015; Common Street Address: No address has been assigned.):

A part of Lot One (1) of the Northeast Quarter (NE¼) of the NW Quarter (NW¼) of Section One (1), Township Two North (T2N), Range Five East (R5E) of the 3rd Principal Meridian, Clay County, Illinois, more particularly described as follows:

Commencing at the Southwest Corner of said Lot 1 of the NE ¼ of the NW ¼ of said Section 1, thence N 1° 24’ 37” E, 388.31 feet along the West line of Lot 1 to the Point of Beginning. Thence N 89° 55’ 55” E, 145.31 feet; Thence N 1° 24’ 37” E, 214.64 feet to a point on the centerline of Vincennes & St. Louis Road (Route 250); Thence S 76° 58’ 10” W, 150.00 feet along the centerline of Vincennes & St. Louis Road (Route 250) to a point on the West line of Lot 1; Thence S 1° 24’ 37” W, 180.98 feet to the Point of Beginning, containing 0.66 acres, more or less.

Fourth. The following described real estate situated in Champaign County, Illinois (Property Index Number: 29-26-26-458-009; Common Street Address: No address has been assigned.):

Part of the Southeast Quarter of Section 26, Township 18 North, Range 8 East of the Third Principal Meridian, Village of Tolono, Champaign County, Illinois, more particularly described as follows: Commencing at an iron pipe survey monument found at the Southeast corner of the Southeast Quarter of Section 26, Township 18 North, Range 8 East of the Third Principal Meridian, Champaign County, Illinois; thence North 89° 22’ 23” West along the South line of the Southeast Quarter of said Section 26, a distance of 1,758.87 feet to an iron pipe survey monument reset on the existing Westerly right of way line of the Canadian National/Illinois Central Railroad for the point of beginning; thence North 89° 22’ 23” West along the South line of said Section 26, a distance of 175.54 feet to an iron pipe survey monument reset on the former Westerly right of way line of the Illinois Central Railroad; thence North 06° 50’ 58” East along the former Westerly right of way line of the Illinois Central Railroad, a distance of 342.40 feet to an iron pipe survey monument found at the Southwesterly corner of the State of Illinois tract as filed of record as Case Number 95-L-31 in the Office of the Circuit Clerk of Champaign County, Illinois; thence South 46° 51’ 19” East along the Southerly line of said State of Illinois Tract, a distance of 191.69 feet to an iron pipe survey monument found; thence South 83° 09’ 02” East along the Southerly line of said State of Illinois tract, a distance of 20.00 feet to an iron pipe survey monument found on said existing Westerly right of way line of the Canadian National/Illinois Central Railroad; thence South 06° 50’ 58” West along said existing Westerly right of way line of the Canadian National/Illinois Central Railroad, a distance of 209.91 feet to the point of beginning, containing 1.08 acres more or less.

Fifth. The following described real estate situated in Fulton County, Illinois (Property Index Numbers: 09-08-28-408-13 and 09-08-28-408-014; Common Street Addresses: No addresses have been assigned.):

Tract A

A part of the Southeast Quarter of Section 28, Township 7 North, Range 4 East of the Fourth Principal Meridian, Fulton County, Illinois, more particularly described as follows and bearings are for descriptive purposes only:

Commencing at the Northeast corner of the Southeast Quarter of Section 28, thence along the east line of said Section 28 bearing South 00 degrees 34 minutes 38 seconds West, a distance of 844.77 feet to the projection of the south right-of-way line of Illinois State Route 9, thence along said projection and said south right-of-way line bearing South 89 degrees 50 minutes 53 seconds West, a distance of 347.29 feet to the Point of Beginning of the parcel to be described:

From said Point of Beginning, thence bearing South 00 degrees 13 minutes 43 seconds East, a distance of 176.53 feet to the north line of Homewood Addition Block 2; thence along said north line bearing South 89 degrees 24 minutes 34 seconds West, a distance of 183.91 feet to the southwest corner of the City of Canton Property; thence along the westerly line of said City of Canton Property bearing North 00 degrees 32 minutes 26 seconds East, a distance of 36.96 feet; thence continuing along said westerly line bearing North 29 degrees 39 minutes 06 seconds East, a distance of 162.57 feet to said south right-of-way line; thence along said south right-of-way line bearing North 89 degrees 50 minutes 53 seconds East, a distance of 102.42 feet; to the Point of Beginning, containing 0.615 acres more or less.

Tract B

A part of the Southeast Quarter of Section 28, Township 7 North, Range 4 East of the Fourth Principal Meridian, Fulton County, Illinois, more particularly described as follows and bearings are for descriptive purposes only:

Commencing at the Northeast corner of the Southeast Quarter of Section 28, thence along the east line of said Section 28 bearing South 00 degrees 34 minutes 38 seconds West, a distance of 844.77 feet to the projection of the south right-of-way line of Illinois State Route 9, thence along said projection and said south right-of-way line bearing South 89 degrees 50 minutes 53 seconds West, a distance of 449.71 feet; thence along said south right-of-way line bearing South 29 degrees 39 minutes 06 seconds West, a distance of 28.81 feet to the northeast corner of the Hicksgas Canton, Inc., property and the Point of Beginning of the parcel to be described.

From said Point of Beginning, thence along the East line of said Hicksgas Canton, Inc., property bearing South 29 degrees 39 minutes 06 seconds West, a distance of 107.79 feet to the southeast corner of said Hicksgas Canton, Inc., property; thence along the south line of said Hicksgas Canton, Inc., property bearing South 89 degrees 50 minutes 53 seconds West, a distance of 142.91 feet; thence bearing North 38 degrees 49 minutes 30 seconds East, a distance of 152.48 feet to said south right-of-way line; thence along said south right-of-way line of the next three courses bearing North 89 degrees 50 minutes 53 seconds East, a distance of 28.08 feet; thence bearing South 00 degrees 09 minutes 07 seconds East, a distance of 25.00 feet; thence bearing North 89 degrees 50 minutes 53 seconds East, a distance of 72.50 feet to the Point of Beginning, containing 0.305 acres more or less.

Permanent Restriction. No improvements shall be constructed upon the premises conveyed within 50 feet of the liquid propane storage tanks now located or to be located upon Grantor’s premises unless Grantor, its successors or assigns, has given written permission to Grantee, its successors or assigns, to construct a particular improvement.